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   CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and to the incorporation by reference in this Post-Effective Amendment No. 48 to the Registration Statement (Form N-1A) (No. 33-40991) of Delaware Pooled Trust of our reports dated December 5, 2003, included in the 2003 Annual Reports to shareholders.


ERNST & YOUNG LLP

Philadelphia, Pennsylvania
June 28, 2004